Exhibit 10.8

THIS INTERIM CONSULTING AGREEMENT is made effective as of the February 28, 2008,

B E T W E E N:

COMMUNICATE.COM DELAWARE, INC. a corporation incorporated under the laws of Delaware

(hereinafter called the “Company”)

 OF THE FIRST PART

- and -

Kulveer Taggar

(hereinafter called “Interim Consultant”)

 OF THE SECOND PART

WHEREAS the Company and the Interim Consultant entered into that certain Agreement and Plan of Merger By and Among Communicate.com, Inc., Communicate.com Delaware, Inc., Entity, Inc., the Founders, and Harjeet Taggar as representative of the shareholders of the Company, dated March 25, 2008 (the “Merger Agreement”); and

WHEREAS pursuant to the terms of the Merger Agreement the Company and the Interim Consultant have agreed to enter into this Interim Consulting Agreement providing for the services of such Interim Consultant pending the Closing (as defined in the Merger Agreement) and the effectiveness of the Interim Consultant’s employment agreement (the Founders Employment Agreement or the Employment Agreement, as the case may be and as further defined in the Merger Agreement).

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the terms and conditions herein contained, the parties hereto agree as follows:

1.

Contract of Services

(a)

The Company hereby retains and appoints Interim Consultant effective as of the date hereof to act as consultant for the Company with respect to the commercial exploitation of domain names owned by the Company (the “Project”) reporting to the President and Chief Operating Officer of the Company, Jonathan Ehrlich (the “COO”), and Interim Consultant hereby accepts such retainer and appointment and agrees to perform his services as provided herein.

(b)

Forthwith following the execution and delivery of this Interim Consulting Agreement, the COO and Interim Consultant shall agree on the goals and objectives with respect to the Project.

(c)

Interim Consultant shall perform his services on a full-time basis during the Term specified in Section 2 below.

(d)

Interim Consultant shall faithfully and diligently perform his services hereunder to the best of his ability and in the best interests of the Company and will not knowingly do any act or thing which may tend to injure or adversely affect the reputation of the Company or its business in any of its phases.

2.

Term

The term of Interim Consultant’s retainer hereunder (the “Term”) shall commence with the effective date of this agreement  and continuing to the earlier of the Closing Date as defined in the Merger Agreement, or the termination of the Merger Agreement.

3.

Remuneration

(a)

Interim Consultant shall be paid for $8,350 per month for his services payable in two equal instalments on the closest business day to the middle and the end of each month during the Term.

(b)

Interim Consultant shall be reimbursed by the Company for all expenses reasonably or necessarily incurred by him in the course of providing the services required pursuant to this Interim Consulting Agreement, including but not limited to transportation, meals, lodging, travel, business entertainment, equipment and supplies, upon presentation of statements, receipts or other supporting documentation as the Company may reasonably require.

4.

Termination

The provision of services by Interim Consultant hereunder may be terminated by either party by giving to the other party at least 15 days’ prior written notice to such effect.

5.

Intellectual Property, Inventions etc.

Interim Consultant agrees that all intellectual property and inventions, including but not limited to marketing, business plans, formulate, processes, designs, computer software and programmes, which Interim Consultant may conceive or make or have conceived or made in the course or arising out of his services with the Company in connection with the services hereunder (collectively, the “Works”) shall be and are the sole and exclusive property of the Company and shall be disclosed by Interim Consultant to the Company.  Interim Consultant shall, whenever requested to do so by the Company, without any obligation on the part of the Company to pay any royalty or other compensation to Interim Consultant, at the Company’s expense, execute and sign any and all applications, assignments or other instruments and do all other things which the Company may deem necessary or appropriate:

(i)

in order to apply for, obtain, maintain, enforce or defend letters patent in Canada or in any foreign country for any Works; or

(ii)

in order to assign, transfer, convey or otherwise made available to the Company the sole and exclusive right, title and interest in and to any or all of Works.

Interim Consultant also agrees to waive in whole any moral rights which it may have in any Works or any part or parts thereof.

6.

Non-Competition

Provided the Merger Closes, Interim Consultant shall not during the period that he is performing his services hereunder (the “Service Period”) and for 12 months immediately after the termination thereof, directly or indirectly, in any manner whatsoever including, without limitation, either individually, or in partnership, jointly or in conjunction with any other person, or as an employee, principal, agent, director or shareholder:

(iii)

be engaged in any undertaking

(iv)

have any financial or other interest (including an interest by way of royalty or other compensation arrangements) in or in respect of the business of any person; or

(v)

advise, lend money to, guarantee the debts or obligations of any person which carries on a business;

anywhere which is the same as or substantially similar to or competes with or would compete with any of the assets owned by the Company or Communicate.com Inc.

7.

No Solicitation of Customers

Provided the Merger Closes, Interim Consultant shall not, during the Service Period and for the 12 months immediately thereafter, directly or indirectly, contact or solicit any designated customers of the Company or any of its Affiliates for the purpose of selling to the designated customers any services or products which are the same as or substantially similar to, or in any way competitive with, the services or products sold by the Company or any of its Affiliates during the Service Period. For the purpose of this section, a designated customer means a Person who was a customer of the Company or of any of its Affiliates during some part of the Service Period.

8.

No Solicitation of Employees

Interim Consultant shall not, during the Service Period and for the 12 months immediately thereafter, directly or indirectly, employ or retain as an employee or an independent contractor any employee of the Company or any of its Affiliates or induce or solicit, or attempt to induce, any such Person to leave his or her employment.

9.

Confidentiality

Interim Consultant shall not, either during the Service Period or at any time thereafter, directly or indirectly, use or disclose to any Person any Confidential Information provided, however, that nothing in this section shall preclude Interim Consultant from disclosing or using Confidential Information, if:

(a)

the Confidential Information is available to the public or in the public domain at the time of such disclosure or use, without breach of this Interim Consulting Agreement;

(b)

disclosure of the Confidential Information is required to be made by any law, regulation, governmental authority or court; or

(c)

the Confidential Information was received by Interim Consultant after termination of the Service Period from a third party who had a lawful right to disclose it to Interim Consultant.

The Interim Consultant shall be subject to the provisions of this Section 9 in the event that the Merger Closes and in the event that the Merger Agreement is terminated.

10.

Remedies

Interim Consultant acknowledges that a breach or threatened breach by Interim Consultant of the provisions of sections 8 to 11, inclusive, may result in the Company and its shareholders suffering irreparable harm which is not capable of being calculated and which cannot be fully or adequately compensated by the recovery of damages alone. Accordingly, Interim Consultant agrees that the Company shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Company may become entitled.

11.

Representation of Interim Consultant

Interim Consultant represents and warrants to the Company that he is not a party to, or bound by, any agreement or understanding with any other Person that precludes or restricts his ability and entitlement in any way to carry out his duties hereunder on behalf of the Company as contemplated herein, free and clear of any claims or liabilities of whatsoever nature.

12.

Arbitration

(a)

Any dispute between the parties hereto in respect of the interpretation of this Interim Consulting Agreement or otherwise arising under this Interim Consulting Agreement which cannot be resolved by the parties acting in good faith within a period of 30 days following the giving of a written notice by one party to the other party hereto (the “Notice Period”) will be determined by arbitration.

(b)

If a dispute is not resolved within the Notice Period, either party hereto may thereafter by written notice delivered to the other party hereto demand arbitration of such dispute as herein provided.

(c)

Upon a demand for arbitration as set forth above, the parties hereto will within 10 days from the date on which notice of the demand is given, appoint a single arbitrator to resolve the dispute and, failing such appointment, either party may apply to have a single arbitrator appointed in which case the dispute shall be arbitrated in accordance with the laws of State of California.

(d)

The place of arbitration will be Los Angeles, California and the decision of the arbitrator will be final and binding upon the parties hereto.

(e)

All costs of the arbitration, other than the costs of any counsel engaged by the Interim Consultant, will be for the account of the Company.

13.

Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the fourth business day after the post-marked date thereof, or if mailed by registered mail, shall be deemed to have been received on the day such mail is delivered by the post office, or if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the business day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered in person to Interim Consultant or to the Company at its address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the Company. Notice of change of address shall also be governed by this section. In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with this section. Notices and other communications shall be addressed as follows:

(a)

if to the Company:

Communicate.com Inc.

Suite 645

375 Water Street,

Vancouver, British Columbia

V6B 5C6

(b)

if to the Interim Consultant:

Kulveer Taggar

13 Kingsley Wood Drive,

London, SE9 3BJ

With a copy to:

Mark Muntean

Jeffer Mangles Butler & Marmaro

Two Embarcadero Center

Fifth Floor

San Francisco, CA 94111

14.

Headings

The inclusion of headings in this Interim Consulting Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

15.

Invalidity of Provisions

Each of the provisions contained in this Interim Consulting Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision thereof.

16.

Entire Agreement

This Interim Consulting Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Interim Consulting Agreement. This Interim Consulting Agreement supersedes and replaces all prior agreements if any, written or oral, with respect to the retaining of Interim Consultant’s services by the Company and any rights which Interim Consultant may have by reason of any such prior agreement. There are no warranties, representations or agreements between the parties in connection with the subject matter of this Interim Consulting Agreement except as specifically set forth or referred to in this Interim Consulting Agreement. No reliance is to be placed on any representation, opinion, advice or assertion of fact made by the Company or its directors, officers and agents to Interim Consultant, except to the extent that the same has been reduced to writing and included as a term of this Interim Consulting Agreement. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such representation, opinion, advice or assertion of fact, except to the extent aforesaid. Notwithstanding the foregoing, any terms and conditions not otherwise defined herein or conflicting with terms and conditions of the Merger Agreement, shall have the meaning and force and effect as set forth in the Merger Agreement, and the Merger Agreement shall govern in all other terms and respects.

17.

Waiver, Amendment

Except as expressly provided in this Interim Consulting Agreement, no amendment or waiver of this Interim Consulting Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Interim Consulting Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Interim Consulting Agreement constitute a continuing waiver unless otherwise expressly provided.

18.

Currency

All amounts in this Interim Consulting Agreement are stated and shall be paid in lawful currency of the United States.

19.

Definitions

In addition to the terms defined above, the following terms shall have the following meanings respectively:

“Affiliates” has the meaning attributed to such term in the Business Corporations Act (British Columbia) as the same is now constituted.

“Confidential Information” means all confidential or proprietary information, intellectual property (including trade secrets) and confidential facts relating to the business or affairs of the Company or any of its Affiliates.

“Person” includes individuals, partnerships, associates, trusts, unincorporated organizations or a regulatory body or agency, government or governmental agency or authority or entity howsoever designated or constituted.

20.

Governing Law

This Interim Consulting Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

21.

Counterparts

This Interim Consulting Agreement may be signed in counterparts and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

22.

Acknowledgment

Interim Consultant acknowledges that he:

(a)

has had sufficient time to review and consider this Interim Consulting Agreement thoroughly;

(b)

has read and understands the terms of this Interim Consulting Agreement and his obligations hereunder; and

(c)

has been given an opportunity to obtain independent legal advice, or such other advice as he may desire concerning the interpretation and effect of this Interim Consulting Agreement.

Signatures appear on the following page

IN WITNESS WHEREOF the parties have executed this Interim Consulting Agreement as of the day and year first above written.

COMMUNICATE.COM DELAWARE, INC.

By: /s/ C. Geoffrey Hampson

Name: C. Geoffrey Hampson

Title: Chief Executive Officer

Witness

MANAGER:

)

Harjeet Taggar

)

/s/ Kulveer Taggar

__________________________

)

____________________________

Kulveer Taggar